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                                                                 EXHIBIT 99.1


[IMCO Recycling Inc. Letterhead]

For Information:  Paul V. Dufour                          For Immediate Release

Telephone:  (972) 869-6575                                October 20, 1997


              IMCO RECYCLING'S NET EARNINGS AND PROCESSING VOLUME
                 REACHED RECORD LEVELS IN 1997'S THIRD QUARTER

         IMCO Recycling Inc. (NYSE:IMR) today reported third quarter 1997 net earnings of $4.1 million or $.32 per common share. In the same period last year, the company had a net loss of $0.8 million or $.07 per share including special, after-tax charges totaling $2.7 million or $.23 per share. Before these charges, the company's net earnings were $1.9 million or $.16 per share.

         The third quarter 1996 charges resulted from IMCO's decision to shut down its California aluminum recycling plant and to accelerate the closure of the first cell of a company-owned landfill in Kentucky.

         Don V. Ingram, chairman and chief executive officer, said the company's net earnings and processing volume in 1997's third reporting period were at record levels for the second consecutive quarter. "We benefited in the period from operation of additional capacity acquired and built in the last two years, and from strong customer demand for our recycling services. Volume in the third quarter of 1997 rose by 39 percent compared to last year's third quarter" he said.

         "In addition, our gross profit per pound increased from the third quarter of 1996 because of the higher volume and better plant operating efficiency."

         The company's interest expense rose in this year's third quarter due to a higher level of debt. Selling, general and administrative (SG & A) expenses increased from the year-ago
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reporting period because of the operation of more recycling facilities and higher amortization of goodwill that resulted from IMCO's recent acquisitions.

         Revenues in 1997's third quarter totaled $77.5 million, 44 percent above revenues of $53.7 million in the same period of 1996. This rise was mainly due to greater volume resulting from the operation of three Western U.S. aluminum recycling plants as well as two Ohio facilities that serve the U.S. steel industry, all of which were acquired in early 1997. In addition, revenues increased because of greater volume at IMCO's Bedford, Indiana facility and the startup in late March of its Coldwater, Michigan joint venture plant.

         IMCO Recycling's processing volume in the third quarter totaled 508 million pounds, 39 percent higher than the 365 million pounds processed in the 1996 quarter.

         The company's net earnings in the first nine months of 1997 were $8.7 million or $.68 per share including an extraordinary loss of $1.3 million or $.10 per share that was recorded in the first quarter. Before the extraordinary loss, net earnings in the first three quarters were $10.0 million or $.78 per share. Net earnings in the first nine months of 1996 were $4.8 million or $.39 per share including the special, after-tax charges. Net earnings in the period before the charges were $7.5 million or $.61 per share.

         The extraordinary loss recorded in 1997's first quarter resulted from early extinguishment of debt that was prepaid in January. This action was taken so that a refinancing of almost all of IMCO Recycling's debt could be arranged to complete the acquisition of the three Western plants.

         Revenues in the first nine months of 1997 totaled $236.6 million, 53 percent higher than revenues of $154.9 million in the first three quarters of last year.

         Volume in the first nine months of 1997 was 1.431 billion pounds, 30 percent above the 1.104 billion pounds processed in the same period of 1966. Tolling operations, which




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involve the recycling of customer-owned materials in return for a processing fee, accounted for 84 percent of total processing volume in the first nine months of both 1997 and 1996.

         IMCO Recycling Inc. is the world's largest aluminum recycler and also processes zinc and magnesium. The company has 15 U.S. production facilities and owns 50 percent of a joint venture that operates two recycling and foundry alloy plans in Germany. It is also building an aluminum recycling plant in Swansea, Wales that is expected to begin operating by the end of 1997. IMCO Recycling's headquarters office is in Irving, Texas.

                                     #####

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         Forward-looking statements made, or which may be made, in this news release, including statements concerning plant completion dates, growth prospects, volume, and earnings, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described therein. These risks and uncertainties would include, without limitation, risks related to business conditions and growth in the aluminum and aluminum recycling industries as well as the automotive industry and the general economy; the price of aluminum on world and U.S. markets; fluctuations in customer demand and the price for the company's services and metal; the retention of major customers; changes in the many factors affecting the company's projected and actual revenues and costs, including energy costs and weather conditions; the future mix of buy-sell vs. tolling business; currency exchange fluctuations; the timing and amounts of collections; operating levels of the company's various facilities; future levels and timing of capital expenditures; and other risks listed in the company's filings with the Securities and Exchange Commission, including, but not limited to, the report on Form 10-Q for the quarter ended June 30, 1997, particularly the "Cautionary Statement For Purposes of Forward-Looking Statements" contained therein.





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                      IMCO RECYCLING INC. AND SUBSIDIARIES
                       CONSOLIDATED RESULTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                       FOR THE THREE MONTHS          FOR THE NINE MONTHS
                                                        ENDED SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                                       ---------------------        ----------------------
                                                         1997         1996             1997         1996
                                                       --------     --------        ---------     --------
REVENUES  . . . . . . . . . . . . . . . . . . . . .    $ 77,461     $ 53,689        $236,588      $154,872
    Cost of sales   . . . . . . . . . . . . . . . .      64,618       51,064         201,468       136,550
                                                       --------     --------        --------      --------
GROSS PROFIT  . . . . . . . . . . . . . . . . . . .      12,843        2,625          35,120        18,322

    Selling, general and administrative expenses  .       4,293        2,695          13,092         8,564
    Interest expense  . . . . . . . . . . . . . . .       1,937          969           5,596         2,559
    Interest income   . . . . . . . . . . . . . . .        (113)        (137)           (292)         (519)
    Equity in earnings (loss) of affiliates   . . .        (272)         103            (362)         (320)
                                                       --------     --------        --------      --------
                                                          5,845        3,630          18,034        10,284
EARNINGS (LOSS) BEFORE PROVISION FOR
    INCOME TAXES, MINORITY INTERESTS
    AND EXTRAORDINARY ITEM  . . . . . . . . . . . .       6,998       (1,005)         17,086         8,038
    Provision for income taxes  . . . . . . . . . .       2,757         (207)          6,789         3,275
                                                       --------     --------        --------      --------
EARNINGS (LOSS) BEFORE MINORITY
    INTERESTS AND EXTRAORDINARY ITEM                      4,241         (798)         10,297         4,763

    Minority interests, net of
         provision for income taxes . . . . . . . .         110          --              319           --
                                                       --------     --------        --------      --------
EARNINGS (LOSS) BEFORE
     EXTRAORDINARY ITEM   . . . . . . . . . . . . .       4,131         (798)          9,978         4,763
EXTRAORDINARY ITEM  . . . . . . . . . . . . . . . .         --           --            1,318           --
                                                       --------     --------        --------      --------
NET EARNINGS (LOSS)                                    $  4,131     $   (798)       $  8,660      $  4,763
                                                       ========     ========        ========      ========

PER COMMON SHARE:
    Earnings (Loss) before extraordinary item   . .    $   0.32     $  (0.07)       $   0.78      $   0.39
    Extraordinary item  . . . . . . . . . . . . . .         --           --            (0.10)          --
                                                       --------     --------        --------      --------
    Net earnings (Loss)                                $   0.32     $  (0.07)       $   0.68      $   0.39
                                                       ========     ========        ========      ========
Weighted average common and common
    equivalent shares outstanding   . . . . . . . .      12,994       12,009          12,814        12,335
                                                       --------     --------        --------      --------
SUPPLEMENTARY INFORMATION
-------------------------
Depreciation and amortization . . . . . . . . . . .    $  3,964     $  2,918        $ 11,737      $  8,591
Capital spending  . . . . . . . . . . . . . . . . .    $  5,947     $  4,625        $ 24,973      $  9,105
Long-term debt  . . . . . . . . . . . . . . . . . .         --           --         $110,824      $ 48,658
Total assets  . . . . . . . . . . . . . . . . . . .         --           --         $268,475      $159,969




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